                                                                      Exhibit 11

MONRO MUFFLER BRAKE, INC.
STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

      Earnings per share for each period was computed by dividing net income for such period by the appropriate weighted average number of common shares outstanding during such period.

                                                   QUARTER ENDED FISCAL JUNE
                                                   -------------------------
                                                     2004             2003
                                                   --------         --------
                                                    (DOLLARS IN THOUSANDS,
                                                    EXCEPT PER SHARE DATA)
DILUTED

EARNINGS

Net income available to common shares              $  6,974         $  5,919
                                                   ========         ========

SHARES

Weighted average number of common shares             13,332           13,215

Treasury Stock                                         (325)            (325)

Assuming conversion of Class C Convertible
  Preferred Stock                                       676              676

Dilutive effect of outstanding options                  837              815
                                                   --------         --------
Weighted average common shares outstanding -
  assuming dilution                                  14,520           14,381
                                                   ========         ========

DILUTED EARNINGS PER SHARE                         $    .48         $    .41
                                                   ========         ========

BASIC

EARNINGS

Net income available to common shares              $  6,974         $  5,919
                                                   ========         ========

SHARES

Weighted average number of common shares - basic     13,007           12,890
                                                   ========         ========

BASIC EARNINGS PER SHARE                           $    .54         $    .46
                                                   ========         ========

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